EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK5 2023-5YR4 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as Master Servicer on and after March 1, 2025, KeyBank National Association, as Special Servicer, Computershare Trust Company, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer, Trimont LLC, as Primary Servicer for the McKesson Phase 2 Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the McKesson Phase 2 Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the McKesson Phase 2 Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the McKesson Phase 2 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the McKesson Phase 2 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the McKesson Phase 2 Mortgage Loan, Trimont LLC, as Primary Servicer for the 1201 Third Avenue Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the 1201 Third Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1201 Third Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 1201 Third Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1201 Third Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 1201 Third Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 1825 K Street NW Mortgage Loan, Trimont LLC, as Primary Servicer for the 1825 K Street NW Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the 1825 K Street NW Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1825 K Street NW Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 1825 K Street NW Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1825 K Street NW Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 1825 K Street NW Mortgage Loan, Trimont LLC, as Primary Servicer for the 11 West 42nd Street Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC, as Special Servicer for the 11 West 42nd Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 11 West 42nd Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 11 West 42nd Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 11 West 42nd Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 11 West 42nd Street Mortgage Loan, Trimont LLC, as Primary Servicer for the Short Pump Town Center Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC, as Special Servicer for the Short Pump Town Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Short Pump Town Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Short Pump Town Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Short Pump Town Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Short Pump Town Center Mortgage Loan, KeyBank National Association, as Primary Servicer for the Westfarms Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Westfarms Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westfarms Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Westfarms Mortgage Loan, BellOak, LLC, as Operating Advisor for the Westfarms Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Merit Hill Self Storage Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Merit Hill Self Storage Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Merit Hill Self Storage Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Merit Hill Self Storage Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Merit Hill Self Storage Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Philadelphia Marriott Downtown Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Philadelphia Marriott Downtown Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Philadelphia Marriott Downtown Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Philadelphia Marriott Downtown Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Philadelphia Marriott Downtown Mortgage Loan.

Dated: March 17, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)